UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2006

VIROPHARMA INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-021699

DELAWARE	23-2789550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

397 Eagleview Boulevard, Exton, PA 19341
(Address of principal executive offices, including zip code)

610-458-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Executive Salaries

On January 12, 2006, the Compensation Committee of the Board of Directors of ViroPharma Incorporated (the "Company") approved salary increases for the Company's named executive officers. The base salaries of the named executive officers for 2006 are as follows: Michel de Rosen, Chairman and Chief Executive Officer ($375,000); Colin Broom, Vice President and Chief Scientific Officer ($317,000); Vincent Milano, Vice President, Chief Financial Officer and Treasurer ($300,000); Thomas Doyle, Vice President, General Counsel and Secretary ($275,000) and Joshua Tarnoff, Vice President and Chief Commercial Officer ($210,000). The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2005, in the proxy statement for the Company's 2006 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 18, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President General Counsel